Exhibit 25.1
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) | |
                                   ----------

                                 Citibank, N.A.

A National Banking Association                            13-5266470
                                                          (I.R.S. employer
                                                          identification no.)

399 Park Avenue, New York, New York                       10043
(Address of principal executive office)                   (Zip code)



each "DaimlerChrysler Auto Trust 200__-__" that issues notes under an Indenture
               (Exact name of obligor as specified in its charter)

Delaware                                                    Applied for
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

c/o  _________________________, as Owner Trustee
(Address of principal executive offices)                   (Zip code)
                               Asset Backed Notes
                       (Title of Indenture Securities)

    ========================================================================

1.        General  information.  Furnish the following  information  as to the
          Trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

            Name                                           Address
            ----                                           -------
            Comptroller of the Currency                    Washington, D.C.
            Federal Reserve Bank of New York               33 Liberty Street, New York, NY
            Federal Deposit Insurance Corporation          Washington, D.C.



          (b) Whether it is authorized to exercise corporate trust powers.

            Yes.

2.          Affiliations with Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

            None.

Item 16.    List of Exhibits.

            List below all exhibits filed as a part of this Statement of Eligibility.

            Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

            Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

            Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

            Exhibit  3 - Copy of  authorization  of the  Trustee  to  exercise
            corporate  trust  powers.   (Exhibit  3  to  T-1  to  Registration
            Statement No. 2-55519)

            Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

            Exhibit 5 - Not applicable.

            Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

            Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 24, 2005 - attached)

            Exhibit 8 - Not applicable.

            Exhibit 9 - Not applicable.

                               ------------------

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 24th day of March, 2005.


                                         CITIBANK, N.A.



                                         By:    /s/ John Hannon
                                               ------------------
                                         Name:  John Hannon
                                         Title: Associate

Charter No. 1461
Comptroller of the Currency
Northeastern District
                             REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on December 31 2004, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS                              Thousands of dollars
Cash and balances due from
      depository institutions:
Noninterest-bearing balances
      and currency and coin . . . . .     $13,354,000
Interest-bearing balances . . . . . .      21,756,000
Held-to-maturity securities . . . . .          47,000
Available-for-sale securities . . . .     105,096,000
Federal funds sold in domestic
      Offices                               4,622,000
Federal funds sold and
      securities purchased under
      agreements to resell.. . . . . .     11,015,000
Loans and leases held for sale . . . .      3,580,000
Loans and lease financing
      receivables:
      Loans and Leases, net of
      unearned income . . . . . .         378,100,000
LESS: Allowance for loan and lease
      losses . . . . . . . . . . .          7,897,000
Loans and leases, net of unearned
      income, allowance, and reserve. .   370,203,000
Trading assets . . . . . . . . . . . . .   97,697,000
Premises and fixed assets
      (including capitalized leases)  .     4,359,000
Other real estate owned . . . . . . . . .      72,000
Investments in unconsolidated
      subsidiaries and associated
      companies . . . . . . . . . . . . . . 1,034,000
Customers' liability to this bank
      on acceptances outstanding . . . . .  1,206,000
Intangible assets: Goodwill . .  . . . . .  9,593,000
Intangible assets: Other intangible
       assets . . . . . . . . . . . . . . .10,557,000
Other assets . . . . . . . . .  . . . . .  40,338,000
                                           ----------
TOTAL ASSETS . . . . . . . . . . . . . . $694,529,000
                                         ============

LIABILITIES
Deposits: In domestic offices . . .. . . $124,428,000
Noninterest- bearing . . . . . . . .  .    22,303,000
Interest- bearing . . . . . . . . .  . .  102,125,000

In foreign offices, Edge and
      Agreement subsidiaries,
      and IBFs . . . . . . . . . . . . .  334,574,000
Noninterest- bearing . . .. . . . . . .    24,540,000
Interest- bearing . . . . . . . . .  . .  310,034,000
Federal funds purchased in domestic
      Offices                              12,799,000
Federal funds purchased and securities
      sold under agreements
      to repurchase . . . . . . . . . . .   8,626,000
Demand notes issued to the
      U.S. Treasury . . . . . .. . . . .            0
Trading liabilities . . . . . . . .. . .   56,630,000
Other borrowed money (includes
      mortgage indebtedness and
      obligations under capitalized
      leases): ss . . . . . . . . . . . .  52,870,000
Bank's liability on acceptances
      executed and outstanding . . . . .    1,206,000
Subordinated notes and debentures . . . .  13,903,000
Other liabilities . . . . . . . . . . . .  34,852,000
                                           ----------
TOTAL LIABILITIES . . . . . . . . . . . .$639,888,000
                                         ------------
Minority interest in consolidated
Subsidiaries.. .. .. .. .. .. .. .. .. .. .. .500,000

EQUITY CAPITAL
Perpetual preferred stock and
      related surplus . . . . . . . . . .   1,950,000
Common stock . . . . . . . . . . . . . .      751,000
Surplus . . . . . . . . . . .  . . . . . . 25,972,000
Retained Earnings . . . . . . . . . . . .  25,935,000
                                           ----------
Accumulated net gains (losses)
      on cash flow hedges . . .. . . . . . -  467,000
Other equity capital components . . . . .           0
                                           ----------
TOTAL EQUITY CAPITAL . . . . .. . .. . .  $54,141,000
                                          -----------
TOTAL LIABILITIES AND EQUITY
      CAPITAL . . . . . . . . . . . . .  $694,529,000
                                         ============

I, William J. Gonska, Controller & Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
William J. Gonska, CONTROLLER & VICE PRESIDENT

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
ALAN S. MACDONALD
WILLIAM R. RHODES
ROBERT B. WILLUMSTAD
DIRECTORS